                                                                     Exhibit 5.1

                   [Letterhead of Morgan, Lewis & Bockius LLP]



                                                August 28, 2003


Electronics for Imaging, Inc.
303 Velocity Way
Foster City, California  94404

            Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special counsel to Electronics for Imaging, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $240,000,000 aggregate principal amount of 1.50% Convertible Senior Debentures due 2023 (the "Debentures") and 9,084,192 shares of common stock of the Company, $.01 par value per share (the "Shares"), issuable upon conversion or payment of the Debentures that may be offered and sold by certain holders of the Debentures from time to time, as set forth in the Registration Statement.

      The Debentures were issued under an Indenture dated as of June 4, 2003 (the "Indenture"), between the Company and U.S. Bank National Association, a national banking association, as Trustee.

      In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Preliminary Prospectus included therein, (iii) the Indenture, (iv) the form of Debentures, and (v) such certificates of public officials, certificates of officers of the Company, corporate records, documents and other certificates, opinions and instruments, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

      In all examinations made by us in connection with the opinions expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to us as originals, the conformity with the originals of all records and documents submitted to us as copies.

Electronics for Imaging, Inc.
August 28, 2003
Page 2


      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

      1. The Debentures constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

      2. The Shares initially issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion of the Debentures, and upon conversion of the Debentures in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

      The opinions expressed above are limited to the laws of the State of Delaware and the federal laws of the United States.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Morgan, Lewis & Bockius LLP